UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement.

Incentive Plan

On March 12, 2009, at the Annual Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), NCI’s stockholders approved the 2003 Long-Term Stock Incentive Plan, as amended and restated (the “Plan”). The Plan had previously been unanimously approved by NCI’s board of directors and was included in NCI’s proxy statement relating to the Annual Meeting.

The amendment and restatement of the Plan increases the number of shares of common stock reserved for issuance under the Plan by 1,060,000 shares (to a total of 3,660,000 shares) and extends the term of the Plan until March 12, 2019.

The terms of the Plan, a copy of which is being filed as Exhibit 10.1 to this report, are hereby incorporated by reference into this Item 5.02(e).

Employment Agreements

On March 12, 2009, the compensation committee of NCI’s board of directors approved entering into employment agreements with each of Mr. Charles W. Dickinson, President of NCI’s Metal Components Division, and Mr. Mark W. Dobbins, NCI’s Executive Vice President and Chief Operating Officer. The agreements, which are substantially similar to employment agreements entered into with each of NCI’s other executive officers, provide for payments to each such executive if he is terminated without cause or resigns for good reason within 24 months of a change in control of NCI. The terms of the form of employment agreement, a copy of which is being filed as Exhibit 10.2 to this report, are hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as amended and restated March 12, 2009 (filed herewith).

10.2	Form of Employment Agreement (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President, General Counsel and Secretary

Dated: March 17, 2009

Index to Exhibits

10.1	NCI Building Systems, Inc. 2003 Long-Term Incentive Plan, as amended and restated March 12, 2009 (filed herewith).

10.2	Form of Employment Agreement (filed herewith).

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